Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

OF TD AMERITRADE HOLDING CORPORATION

On September 18, 2017, TD Ameritrade Holding Corporation (“TD Ameritrade” or the “Company”) completed its previously announced acquisition of Scottrade Financial Services, Inc. (“Scottrade”), a Delaware corporation, pursuant to an Agreement and Plan of Merger dated as of October 24, 2016 (the “Merger Agreement”) by and among the Company, Rodger O. Riney, as Voting Trustee of the Rodger O. Riney Family Voting Trust U/A/D 12/31/2012 (the “Riney Stockholder”), and Alto Acquisition Corp. (the “Merger Subsidiary”), a Delaware corporation and a wholly-owned subsidiary of the Company. Pursuant to the terms of the Merger Agreement, the Merger Subsidiary merged with and into Scottrade (the “Acquisition”), with Scottrade surviving as a wholly-owned subsidiary of the Company.

Immediately prior to the closing of the Acquisition, pursuant to the terms and conditions set forth in a separate Agreement and Plan of Merger, TD Bank, N.A., a wholly-owned subsidiary of The Toronto-Dominion Bank (together with its wholly-owned subsidiaries, “TD”), acquired Scottrade Bank, which was a wholly-owned subsidiary of Scottrade, from Scottrade (the “Bank Merger”) for approximately $1.38 billion in cash, subject to post-closing adjustments (the “Bank Merger Consideration”). Immediately prior to the closing of the Acquisition, the Company also issued 11,074,197 shares of the Company’s common stock to TD at a price of $36.12 per share, or approximately $400 million, pursuant to a subscription agreement dated as of October 24, 2016 between the Company and TD. The subscription agreement satisfies certain stock purchase rights of TD as set forth in the Stockholders Agreement between the Company and TD dated as of June 22, 2005, as amended. Immediately following the Bank Merger, the Acquisition was completed. The aggregate consideration paid by the Company for all of the outstanding capital stock of Scottrade consisted of 27,685,493 shares of the Company’s common stock and approximately $3.07 billion in cash, subject to post-closing adjustments (the “Cash Consideration”). The Cash Consideration was funded with the Bank Merger Consideration paid by TD Bank, N.A. to Scottrade, the proceeds received from the Company’s issuance of the 3.300% Senior Notes on April 27, 2017, cash on hand and cash proceeds from the sale of the Company’s common stock to TD, as described above. At the closing of the Acquisition, 1,736,815 shares of the Company’s common stock otherwise payable to the Riney Stockholder were deposited into a third-party custodian account (the “Escrow Account”) pursuant to an escrow agreement to secure certain indemnification obligations of the Riney Stockholder under the Merger Agreement.

The following unaudited pro forma Condensed Combined Balance Sheet (the “Pro forma Balance Sheet”) and the unaudited pro forma Condensed Combined Statements of Income (the “Pro forma Statements of Income” and together with the Pro forma Balance Sheet, the “Statements”), are based on the Company’s historical consolidated financial statements and Scottrade’s historical carve-out combined financial statements as adjusted to give effect to the Acquisition and the related financing transactions. The Pro forma Statements of Income for the nine months ended June 30, 2017 and the fiscal year ended September 30, 2016 give effect to these transactions as if they had occurred on October 1, 2015. The Pro forma Balance Sheet as of June 30, 2017 gives effect to these transactions as if they had occurred on June 30, 2017.

The historical consolidated financial information has been adjusted in the Statements to give effect to pro forma events that are (1) directly attributable to the Acquisition, (2) factually supportable, and (3) with respect to the Pro forma Statements of Income, expected to have a continuing impact on the combined results following the Acquisition. Due to the timing of the Acquisition, the Statements, including the pro forma adjustments, are based on a provisional purchase price allocation which includes estimates of the fair value of assets acquired and liabilities assumed as of the date of the Acquisition. The determination of estimated fair values requires management to make significant estimates and assumptions based on currently available information. The Company believes that the information available provides a reasonable basis for estimating the fair values of assets acquired and liabilities assumed; however, these provisional estimates are preliminary and may be adjusted upon the availability of new information regarding facts and circumstances which existed at the date of the Acquisition. The Company expects to finalize the valuation of assets and liabilities as soon as practicable, but not later than one year from the Acquisition date.

The Statements are provided for illustrative purposes only. The Statements are not necessarily indicative of what the combined company’s financial condition or results of operations actually would have been had the Acquisition been completed as of the date indicated and do not purport to project the future financial condition and operating results of the combined company. The Pro forma Statements of Income do not reflect potential revenue enhancements, cost savings or operating synergies that the Company expects to realize after the Acquisition. In addition, the Pro forma Statements of Income do not reflect restructuring or exit costs which may be incurred by the Company in connection with the Acquisition.

The Statements should be read in conjunction with the accompanying notes. In addition, the Statements were based on and should be read in conjunction with:

•	the historical audited consolidated financial statements of the Company as of and for the fiscal year ended September 30, 2016, and the related notes included in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 18, 2016;

•	the historical audited carve-out combined financial statements of Scottrade as of and for the fiscal year ended September 30, 2016, and the related notes included in this Current Report on Form 8-K/A as Exhibit 99.1;

•	the historical unaudited consolidated financial statements of the Company as of and for the nine months ended June 30, 2017, and the related notes included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 24, 2017;

•	the historical unaudited carve-out combined financial statements of Scottrade as of and for the nine months ended June 30, 2017, and the related notes included in this Current Report on Form 8-K/A as Exhibit 99.2

TD AMERITRADE HOLDING CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2017

(in millions)

	TD Ameritrade Historical	Scottrade Carve-Out Historical After Reclassifications (Note 3(a))	Pro Forma Adjustments	Reference		TD Ameritrade and Scottrade Combined
ASSETS
Cash and cash equivalents	$2,880	$45	$1,740	3	(b)	$1,553
			(3,073)	(2)
			(439)	3	(c)
			400	(2)
Cash and investments segregated and on deposit for regulatory purposes	7,328	3,605	(70)	3	(b)	10,863
Receivable from brokers, dealers and clearing organizations	1,239	190	(23)	3	(b)	1,406
Receivable from clients, net	13,504	3,095	42	3	(b)	16,641
Receivable from affiliates	140	—	29	3	(b)	169
Other receivables, net	137	2	53	3	(b)	192
Securities purchased under agreements to resell	—	240	(240)	3	(i)	—
Securities owned	407	35	2	3	(b)	444
Investments available-for-sale	747	—	—			747
Property and equipment, net	592	249	(116)	3	(b)	725
Goodwill	2,467	—	1,746	3	(b)	4,213
Acquired intangible assets, net	518	—	974	3	(b)(e)	1,492
Other assets	151	61	(26)	3	(b)	186

Total assets	$30,110	$7,522	$999			$38,631

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Payable to brokers, dealers and clearing organizations	$2,366	$479	$(125)	3	(b)	$2,720
Payable to clients	18,928	5,974	274	3	(b)	25,176
Accounts payable and other liabilities	520	155	75	3	(b)	776
			26	3	(f)
Payable to affiliates	7	54	49	3	(b)	110
Long-term debt	2,561	383	56	3	(b)	2,561
			(439)	3	(c)
Deferred income taxes	268	—	(75)	3	(b)	193

Total liabilities	24,650	7,045	(159)			31,536

Stockholders’ equity:
Preferred stock	—	—	—			—
Common stock	6	—	—			6
Additional paid-in capital	1,699	—	1,261	(2)		3,360
			400	(2)
Retained earnings	5,895	477	(477)	3	(i)	5,869
			(26)	3	(f)
Treasury stock	(2,116)	—	—			(2,116)
Deferred compensation	1	—	—			1
Accumulated other comprehensive loss	(25)	—	—			(25)

Total stockholders’ equity	5,460	477	1,158			7,095

Total liabilities and stockholders’ equity	$30,110	$7,522	$999			$38,631

TD AMERITRADE HOLDING CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE NINE MONTHS ENDED JUNE 30, 2017

(in millions, except per share amounts)

	TD Ameritrade Historical	Scottrade Carve-Out Historical After Reclassifications (Note 3(a))	Pro Forma Adjustments	Reference		TD Ameritrade and Scottrade Combined
Revenues:
Transaction-based revenues:
Commissions and transaction fees	$1,054	$263	$—			$1,317

Asset-based revenues:
Bank deposit account fees	800	209	—			1,009
Net interest revenue	480	144	—			624
Investment product fees	309	27	—			336

Total asset-based revenues	1,589	380	—			1,969
Other revenues	50	59	—			109

Net revenues	2,693	702	—			3,395

Operating expenses:
Employee compensation and benefits	677	351	(44)	3	(g)	984
Clearing and execution costs	111	13	—			124
Communications	98	39	—			137
Occupancy and equipment costs	133	82	—			215
Depreciation and amortization	74	35	(33)	3	(d)	76
Amortization of acquired intangible assets	57	—	42	3	(e)	99
Professional services	178	48	(37)	3	(g)	189
Advertising	195	74	—			269
Other	65	33	(2)	3	(g)	96

Total operating expenses	1,588	675	(74)			2,189

Operating income	1,105	27	74			1,206
Other expense:
Interest on borrowings	48	19	(8)	3	(c)	59
Loss on debt refinancing	1	—	(1)	3	(g)	—

Total other expense	49	19	(9)			59

Pre-tax income	1,056	8	83			1,147
Provision for income taxes	395	—	35	3	(j)	430

Net income	$661	$8	$48			$717

Earnings per share — basic	$1.25					$1.26
Earnings per share — diluted	$1.25					$1.26

Weighted average shares outstanding — basic	528		39	3	(h)	567
Weighted average shares outstanding — diluted	530		39	3	(h)	569
Dividends declared per share	$0.54					$0.54

TD AMERITRADE HOLDING CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED SEPTEMBER 30, 2016

(in millions, except per share amounts)

	TD Ameritrade Historical	Scottrade Carve-Out Historical After Reclassifications (Note 3(a))	Pro Forma Adjustments	Reference		TD Ameritrade and Scottrade Combined
Revenues:
Transaction-based revenues:
Commissions and transaction fees	$1,372	$348	$—			$1,720

Asset-based revenues:
Bank deposit account fees	926	222	—			1,148
Net interest revenue	595	173	—			768
Investment product fees	374	27	—			401

Total asset-based revenues	1,895	422	—			2,317
Other revenues	60	61	—			121

Net revenues	3,327	831	—			4,158

Operating expenses:
Employee compensation and benefits	839	377	—			1,216
Clearing and execution costs	136	14	—			150
Communications	137	46	—			183
Occupancy and equipment costs	171	112	—			283
Depreciation and amortization	92	43	(20)	3	(d)	115
Amortization of acquired intangible assets	86	—	69	3	(e)	155
Professional services	178	73	(10)	3	(g)	241
Advertising	260	106	—			366
Other	110	42	—			152

Total operating expenses	2,009	813	39			2,861

Operating income	1,318	18	(39)			1,297
Other expense:
Interest on borrowings	53	25	(5)	3	(c)	73

Total other expense	53	25	(5)			73

Pre-tax income (loss)	1,265	(7)	(34)			1,224
Provision for income taxes	423	1	(11)	3	(j)	413

Net income (loss)	$842	$(8)	$(23)			$811

Earnings per share — basic	$1.59					$1.42
Earnings per share — diluted	$1.58					$1.42

Weighted average shares outstanding — basic	531		39	3	(h)	570
Weighted average shares outstanding — diluted	534		39	3	(h)	573
Dividends declared per share	$0.68					$0.68

TD AMERITRADE HOLDING CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The Statements are based on the Company’s historical consolidated financial statements and Scottrade’s historical carve-out combined financial statements after giving effect to the Acquisition, the related financing transactions and the assumptions and adjustments described in the notes herein. Certain financial statement line items included in Scottrade’s historical presentation have been reclassified in order to conform to TD Ameritrade’s financial statement line item presentation as described in Note 3(a) to the Statements.

The Statements have been prepared using the acquisition method of accounting under U.S. generally accepted accounting principles (“GAAP”). Under these accounting standards, the total purchase price was calculated as described in Note 2 to the Statements, and the assets acquired and the liabilities assumed have been presented at their estimated fair values.

2. Provisional Purchase Price Allocation

The purchase price has been allocated to the tangible and intangible assets and liabilities of Scottrade based on their estimated fair values. The amounts and components of the purchase price are presented in the table below (dollars in millions):

Purchase Price
TD Ameritrade Holding Corporation common stock issued to the Riney Stockholder and the Escrow Account(1)	$1,261
Cash paid at closing(2)	3,073

Total purchase price	$4,334

(1)	Represents the value of 27,685,493 shares of TD Ameritrade’s common stock at a price of $45.55 per share. The per share value is based on the opening market price of TD Ameritrade’s common stock as of September 18, 2017, the Acquisition date. At the closing of the Acquisition, the Riney Stockholder received 25,948,678 shares of the Company’s common stock and the remaining 1,736,815 shares of the Company’s common stock otherwise payable to the Riney Stockholder were deposited into the Escrow Account. The pro forma adjustment to stockholders’ equity is summarized as follows (dollars in millions, except per share amounts):

Opening market price of TD Ameritrade’s common stock on September 18, 2017	$45.55
Times: Number of shares issued to Riney Stockholder and the Escrow Account	27,685,493

Value of common stock issued and pro forma adjustment to additional paid-in capital	$1,261

(2)	Includes approximately $1.38 billion of Bank Merger Consideration paid by TD Bank, N.A. to Scottrade, which was used to fund a portion of the Acquisition.

A portion of the cash consideration was also funded through proceeds from the sale of the Company’s common stock to TD. The pro forma adjustments to cash and cash equivalents and stockholders’ equity are summarized as follows (dollars in millions, except per share amounts):

Price per share pursuant to a subscription agreement dated as of October 24, 2016	$36.12
Times: Number of shares sold to TD	11,074,197

Aggregate consideration received for common stock sold to TD and pro forma adjustments to cash and cash equivalents and additional paid-in capital	$400

TD AMERITRADE HOLDING CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

The provisional purchase price allocation for Scottrade is summarized as follows (dollars in millions):

	Provisional Purchase Price Allocation (a)	Scottrade Carve- Out Historical After Reclassifications(1) (b)	Pro Forma Adjustments (a) - (b)
Cash and cash equivalents	$1,785 (2)	$45	$1,740 (2)
Cash and investments segregated and on deposit for regulatory purposes	3,535	3,605	(70)

Receivable from brokers, dealers and clearing organizations	167	190	(23)
Receivable from clients, net	3,137	3,095	42
Receivable from affiliates	29	—	29
Other receivables, net	55	2	53
Securities owned	37	35	2
Property and equipment	133	249	(116)
Goodwill	1,746	—	1,746
Acquired intangible assets	974	—	974
Deferred tax assets	75	—	75
Other assets	35	61	(26)

Total assets acquired	11,708	7,282	4,426

Payable to brokers, dealers and clearing organizations	(354)	(479)	125
Payable to clients	(6,248)	(5,974)	(274)
Accounts payable and other liabilities	(230)	(155)	(75)
Payable to affiliates	(103)	(54)	(49)
Long-term debt	(439)	(383)	(56)

Total liabilities assumed	(7,374)	(7,045)	(329)

Total provisional purchase price allocated	$4,334	$237	$4,097

(1)	Scottrade carve-out historical balances as of June 30, 2017, after giving effect to reclassifications. See Note 3(a) for reclassification details.
(2)	Includes approximately $1.38 billion of Bank Merger Consideration paid by TD Bank, N.A. to Scottrade, which was used to fund a portion of the Acquisition.

TD AMERITRADE HOLDING CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

3. Pro forma Adjustments

Adjustments under the heading “Pro Forma Adjustments” in the accompanying Statements represent the following:

(a)	Certain reclassifications have been made to Scottrade’s carve-out historical financial statements in order to conform to TD Ameritrade’s presentation, as follows (dollars in millions):

	As of June 30, 2017
	Scottrade Carve-Out Historical Before Reclassifications	Reclassifications	Scottrade Carve-Out Historical After Reclassifications
Deposits with clearing organizations(1)	$97	$(97)	$—
Receivable from brokers, dealers and clearing organizations(1)	128	62	190
Securities owned(1)	—	35	35
Accrued interest receivable(2)	2	(2)	—
Other receivables, net(2)	—	2	2
Accrued distributions to stockholders(2)	54	(54)	—
Payable to affiliates(2)	—	54	54
Accrued interest payable(3)	11	(11)	—
Other liabilities(3)	144	(144)	—
Accounts payable and other liabilities(3)	—	155	155
Notes payable(2)	383	(383)	—
Long-term debt(2)	—	383	383
Dividends and interest payable to customers(2)	5	(5)	—
Payable to clients(2)	5,969	5	5,974
Net Parent investment(2)	477	(477)	—
Retained earnings(2)	—	477	477

(1)	Securities on deposit with a clearing organization of $35 million was reclassified from Deposits with clearing organizations to Securities owned. The remaining balance of $62 million within Deposits with clearing organizations was reclassified to Receivable from brokers, dealers and clearing organizations. These reclassifications were made in order to conform to TD Ameritrade’s financial statement line item presentation.
(2)	Reclassifications to conform to TD Ameritrade’s financial statement line item presentation.
(3)	Accrued interest payable and Other liabilities amounts were reclassified into Accounts payable and other liabilities in order to conform to TD Ameritrade’s financial statement line item presentation.

TD AMERITRADE HOLDING CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

	Nine Months Ended June 30, 2017
	Scottrade Carve-Out Historical Before Reclassifications	Reclassifications	Scottrade Carve-Out Historical After Reclassifications
Interest income(4)(5)	$273	$(273)	$—

Deposit fees from Scottrade Bank(4)	81	(81)	—
Bank deposit account fees(4)	—	209	209
Interest expense - interest on bank deposits and customer payables(5)	(1)	1	—
Net interest revenue(5)	—	144	144
Net unrealized gain on securities segregated under federal and other regulations(6)	10	(10)	—
Other revenues(6)(7)	122	(63)	59
Commissions and transaction fees(7)	217	46	263
Investment product fees(7)	—	27	27
Occupancy and equipment(8)	117	(35)	82
Depreciation and amortization(8)	—	35	35
Regulatory expense(9)	4	(4)	—
Other expense(9)(10)	96	(63)	33
Professional fees(10)	—	48	48
Interest on borrowings(10)	—	19	19

(4)	Interest income of $128 million and Deposit fees from Scottrade Bank of $81 million were reclassified into Bank deposit account fees in order to conform to TD Ameritrade’s financial statement line item presentation.
(5)	Interest income of $145 million and Interest expense - interest on bank deposits and customer payables of $1 million were reclassified into Net interest revenue in order to conform to TD Ameritrade’s financial statement line item presentation.
(6)	Net unrealized gain on securities segregated under federal and other regulation of $10 million was reclassified into Other revenues in order to conform to TD Ameritrade’s financial statement line item presentation.
(7)	Other revenues of $46 million and $27 million were reclassified into Commissions and transaction fees and Investment product fees, respectively, in order to conform to TD Ameritrade’s financial statement line item presentation.
(8)	Occupancy and equipment of $35 million was reclassified into Depreciation and amortization in order to conform to TD Ameritrade’s financial statement line item presentation.
(9)	Regulatory expense of $4 million was reclassified into Other expense in order to conform to TD Ameritrade’s financial statement line item presentation.
(10)	Other expense of $48 million and $19 million were reclassified into Professional fees and Interest on borrowings, respectively, in order to conform to TD Ameritrade’s financial statement line item presentation.

TD AMERITRADE HOLDING CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

	Fiscal Year Ended September 30, 2016
	Scottrade Carve-Out Historical Before Reclassifications	Reclassifications	Scottrade Carve-Out Historical After Reclassifications
Interest income(11)(12)	$293	$(293)	$—
Deposit fees from Scottrade Bank(11)	103	(103)	—
Bank deposit account fees(11)	—	222	222
Interest expense - interest on bank deposits and customer payables(12)	(1)	1	—
Net interest revenue(12)	—	173	173
Net unrealized loss on securities segregated under federal and other regulations(13)	(5)	5	—
Administrative services provided to Scottrade Bank(13)	29	(29)	—
Other revenues(13)(14)	121	(60)	61
Commissions and transaction fees(14)	291	57	348
Investment product fees(14)	—	27	27
Occupancy and equipment(15)	155	(43)	112
Depreciation and amortization(15)	—	43	43
Regulatory expense(16)	4	(4)	—
Other expense(16)(17)	136	(94)	42
Professional fees(17)	—	73	73
Interest on borrowings(17)	—	25	25

(11)	Interest income of $119 million and Deposit fees from Scottrade Bank of $103 million were reclassified into Bank deposit account fees in order to conform to TD Ameritrade’s financial statement line item presentation.
(12)	Interest income of $174 million and Interest expense - interest on bank deposits and customer payables of $1 million were reclassified into Net interest revenue in order to conform to TD Ameritrade’s financial statement line item presentation.
(13)	Net unrealized loss on securities segregated under federal and other regulation of $5 million and Administrative services provided to Scottrade Bank of $29 million were reclassified into Other revenues in order to conform to TD Ameritrade’s financial statement line item presentation.
(14)	Other revenues of $57 million and $27 million were reclassified into Commissions and transaction fees and Investment product fees, respectively, in order to conform to TD Ameritrade’s financial statement line item presentation.
(15)	Occupancy and equipment of $43 million was reclassified into Depreciation and amortization in order to conform to TD Ameritrade’s financial statement line item presentation.
(16)	Regulatory expense of $4 million was reclassified into Other expense in order to conform to TD Ameritrade’s financial statement line item presentation.
(17)	Other expense of $73 million and $25 million were reclassified into Professional fees and Interest on borrowings, respectively, in order to conform to TD Ameritrade’s financial statement line item presentation.

(b)	Reflects the recording of the Acquisition under the acquisition method of accounting. The total purchase price has been allocated to the tangible and intangible assets and liabilities of Scottrade based on their estimated fair values. The amounts and components of the purchase price, along with the provisional allocation of the purchase price, are presented in Note 2.

(c)	On April 27, 2017, the Company sold, through a public offering, $800 million aggregate principal amount of unsecured 3.300% senior notes due April 1, 2027 (the “2027 Notes”). The proceeds from the sale of the 2027 Notes were used to pay a portion of the Cash Consideration in the Acquisition. The 2027 Notes were issued at a discount of $2 million. The Company incurred $7 million in debt issuance costs associated with the 2027 Notes. On September 27, 2017, the Company entered into fixed-for-variable interest rate swap on the 2027 Notes, which effectively changes the Company’s interest rate exposure from fixed rate interest to variable-rate interest.

TD AMERITRADE HOLDING CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

In connection with the completion of the Acquisition, amounts owed by Scottrade under its 6.125% senior notes, including a prepayment premium, and the amount owed under its 6.18% secured loan were repaid by the Company.

The unaudited pro forma adjustments related to these debt transactions are as follows (dollars in millions):

	Cash and Cash Equivalents	Long-term Debt
Repayment of 6.125% senior notes	$(429)	$(429)
Repayment of 6.18% secured loan	(10)	(10)

Pro forma adjustments	$(439)	$(439)

The following table summarizes the net increase to interest expense resulting from the issuance of new debt incurred to finance a portion of the Cash Consideration in the Acquisition, less the effects of extinguishing Scottrade’s outstanding debt in connection with the completion of the Acquisition (dollars in millions):

	Nine Months Ended June 30, 2017	Fiscal Year Ended September 30, 2016
Interest expense and amortization of the discount and debt issuance costs for the 2027 Notes	$11 (1)	$20

Elimination of interest expense and amortization of debt issuance costs for Scottrade’s 6.125% senior notes and 6.18% secured loan	(19)	(25)

Pro forma adjustments	$(8)	$(5)

(1)	Includes interest expense and amortization of the discount and debt issuance costs for the 2027 Notes from October 1, 2016 through April 27, 2017, the date of issuance.

The interest expense for the 2027 Notes was calculated using an estimated annual interest rate of 2.369%, which represents the actual effective interest rate on the interest rate swap for the 2027 Notes as of November 17, 2017. The variable-rate interest on the swap is based on three-month LIBOR plus 1.034%. A hypothetical 1/8 percent increase or decrease in the annual interest rate would result in a change in the pre-tax interest expense of approximately $1 million for the nine month and fiscal year periods presented. Accretion of the discount to par value and the debt issuance costs are assumed to be amortized into interest expense over the term of the 2027 Notes.

(d)	The Company has allocated $133 million of the purchase price to property and equipment. The estimated fair values of property and equipment were determined, with the assistance of third-party valuation firms, using the cost approach supported where available by observable market data, which includes consideration of functional and economic obsolescence. The Company estimated the weighted average useful lives of the assets based on the current condition and expected future use of the assets. The following table summarizes the major classes of property and equipment and the respective weighted-average estimated useful lives using a straight-line method of depreciation and amortization (dollars in millions):

	Estimated Fair Value	Weighted- Average Estimated Useful Life (Years)	Nine Months Ended June 30, 2017 Depreciation and Amortization Expense	Fiscal Year Ended Sept. 30, 2016 Depreciation and Amortization Expense
Buildings and building components	$80	30.0	$2	$3
Equipment	19	1.1	—	20
Leasehold improvements	1	4.2	—	—
Land	33	N/A	—	—

	$133		2	23

Less: Scottrade’s historical depreciation and amortization expense			(35)	(43)

Pro forma adjustments			$(33)	$(20)

TD AMERITRADE HOLDING CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

A hypothetical change of 10% in the valuation of property and equipment would result in a corresponding increase or decrease in depreciation and amortization expense of $2 million for the fiscal year ended September 30, 2016 and a minimal impact for the nine months ended June 30, 2017. Any changes to the initial fair value estimates will be recorded as adjustments to property and equipment with the residual amounts allocated to goodwill.

(e)	The Company has allocated $974 million of the purchase price to acquired intangible assets, consisting of client relationships, trade names and technology. The estimated fair values of the acquired intangible assets was determined, with the assistance of a third-party valuation firm, using the multi-period excess earnings method for client relationships and the relief-from-royalty method for trade names and technology. All methods are forms of the income approach, which require a forecast of all the expected future cash flows. The following table summarizes the major classes of acquired intangible assets and the respective weighted-average estimated amortization periods (dollars in millions):

	Estimated Fair Value	Weighted- Average Estimated Amortization Period (Years)	Nine Months Ended June 30, 2017 Amortization Expense	Fiscal Year Ended Sept. 30, 2016 Amortization Expense
Client Relationships	$955	18.0	$39	$53
Trade names	10	1.3	3	7
Technology	9	0.6	—	9

Pro forma adjustments	$974		$42	$69

A hypothetical change of 10% in the valuation of intangible assets would result in a corresponding increase or decrease in amortization expense of $4 million and $7 million for the nine month and fiscal year periods presented, respectively. Any changes to the initial fair value estimates will be recorded as adjustments to acquired intangible assets with the residual amounts allocated to goodwill.

(f)	Reflects liabilities recorded for TD Ameritrade’s estimated transaction costs directly attributable to the Acquisition. Estimated transaction costs consist of the following (dollars in millions):

Legal, investment banking, accounting and other professional fees	$25
Other transaction costs	1

Pro forma adjustments	$26

The estimated transaction costs above, which are directly attributable to the Acquisition, are not reflected in the Pro forma Statements of Income, as these costs will not have an ongoing impact.

(g)	Reflects the elimination of transaction costs included in the Pro forma Statements of Income, as these costs are directly attributable to the Acquisition, but will not have an ongoing impact (dollars in millions):

Description	Nine Months Ended June 30, 2017	Fiscal Year Ended September 30, 2016
Employee compensation(1)	$44	$—
Professional services, including contract termination costs	37	10
Other	2	—
Loss on debt refinancing	1	—

Pro forma adjustments	$84	$10

(1)	Represents incremental compensation costs to retain and incentivize Scottrade employees prior to the Acquisition.

TD AMERITRADE HOLDING CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

(h)	Reflects the impact of TD Ameritrade common stock issued and sold in connection with the Acquisition as if these transactions had occurred on October 1, 2015. The following table summarizes the pro forma adjustment to weighted average shares outstanding - basic and diluted for the nine month and fiscal year periods presented (in millions):

Weighted Average Number of Shares Outstanding
Common stock issued to the Riney Stockholder and the Escrow Account	28
Common stock sold to TD	11

Pro forma adjustment	39

(i)	The historical equity account of Scottrade was eliminated as a result of the Acquisition. Securities sold under agreements to resell was eliminated as the assets were sold by Scottrade prior to the date of the Acquisition.

(j)	For each period presented, the estimated income tax expense (benefit) related to pro forma adjustments was calculated using the effective income tax rate and the statutory income tax rates in effect during the period for TD Ameritrade and Scottrade, respectively. These income tax rates were applied, as appropriate, to each acquisition adjustment based on the jurisdiction in which the adjustment was expected to occur. Prior to the Acquisition, Scottrade was not subject to corporate income taxes due to its S-corporation status. Thus, in order to calculate the pro forma income tax adjustment, the statutory tax rates were also applied to Scottrade’s pre-tax income (loss). The total effective tax rate of the combined company could be significantly different, depending on the post-acquisition geographical mix of income and other factors.